===============================================================================


                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        HIGHLANDS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                               ----------------

                                PROXY STATEMENT

                                  FOR THE 1998
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 11, 1998

                               ----------------


                        Highlands Insurance Group, Inc.

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................................   i
PROXY STATEMENT.............................................................   1
  The Meeting...............................................................   1
  Certain Relationships and Related Transactions............................   3
  Stock Ownership of Certain Beneficial Owners and Management...............   5
  Board of Directors........................................................   7
  Executive Officers........................................................  11
  Other Meeting Items.......................................................  17
  Stockholders' Proposals...................................................  19
AMENDMENT TO 1995 STOCK OPTION PLAN......................................... A-1
EMPLOYEE STOCK PURCHASE PLAN................................................ B-1

                        HIGHLANDS INSURANCE GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 11, 1998

To the Stockholders of Highlands Insurance Group, Inc.:

  NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Stockholders (the "Meeting") of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), will be held at the Adam's Mark Hotel located at 2900 Briarpark Drive, Houston, Texas on Monday, May 11, 1998, at 10:00 a.m., local time, for the following purposes:

    (1) to elect three Class III directors, each to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

    (2) to consider and vote upon a proposal to amend the 1995 Stock Option Plan to permit options to be issued to all full-time employees of the Company (this proposal does not entail an increase in the number of shares of Common Stock for which options may be granted);

    (3) to consider and vote upon a proposal to approve the Highlands Insurance Group, Inc. Employee Stock Purchase Plan;

    (4) to ratify the appointment of independent public accountants for the Company and its subsidiaries for 1998; and

    (5) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  The Board of Directors of the Company has fixed the close of business on March 26, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time. Unless so revoked, the shares of the Company's Common Stock represented by such proxies will be voted at the Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted in favor of proposals 2, 3 and 4 described above and in favor of the Board of Directors' nominees for directors.

  Further information regarding the Meeting is set forth in the accompanying Proxy Statement.

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS BEING REQUESTED BY THE BOARD OF DIRECTORS. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND PREFER TO VOTE IN PERSON.

By Order of the Board of Directors
Sincerely,

Stephen J. Greenberg
Vice President and Secretary
April 3, 1998

                               ----------------
                                PROXY STATEMENT
                               ----------------

                                  THE MEETING

TIME, DATE AND PLACE OF THE MEETING

  This Proxy Statement is furnished to the stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting"), and at any adjournment or postponement thereof, to be held on Monday, May 11, 1998, at 10:00 a.m. local time at the Adam's Mark Hotel located at 2900 Briarpark Drive, Houston, Texas.

  The Company's principal executive office is located at 1000 Lenox Drive, Lawrenceville, New Jersey 08648. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to stockholders of the Company is April 3, 1998.

PURPOSE OF THE MEETING

  At the Meeting, the holders of shares of the Company's Common Stock (the "Common Stock") will be asked to consider and vote upon (i) the election of three persons to serve on the Board of Directors of the Company as Class III directors, each for a three-year term; (ii) a proposal to amend the Highlands Insurance Group, Inc. 1995 Stock Option Plan (the "Stock Option Plan"); (iii) a proposal to approve the Highlands Insurance Group, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"); (iv) a proposal to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as independent certified public accountants for the Company and its subsidiaries for 1998; and (v) such other proposals as may properly come before the Meeting or any adjournment or postponement thereof.

RECORD DATE AND OUTSTANDING SHARES

  The Board of Directors of the Company has fixed the close of business on March 26, 1998 (the "Record Date") as the date for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

  On the Record Date, there were approximately 6,820 holders of record of Common Stock with 13,194,884 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Stock Ownership of Certain Beneficial Owners and Management" for information regarding persons known to the management of the Company to be the beneficial owners of more than 5% of the outstanding Common Stock.

VOTING AND REVOCATION OF PROXIES

  All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted (i) FOR the Board of Directors' nominees for directors, (ii) FOR the proposal to amend the Stock Option Plan,
(iii) FOR the proposal to approve the Stock Purchase Plan and (iv) FOR the proposal to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for 1998. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies. At the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement.

  As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders will be kept private by the Company. Such documents are available for examination only by the inspector of the election and certain personnel associated with processing proxy cards and tabulating the vote at the Meeting.

  A stockholder of the Company who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by (i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company, as appropriate, stating that the proxy is revoked or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 1000 Lenox Drive, Lawrenceville, New Jersey 08648, attention Secretary.

QUORUM; VOTE REQUIRED

  The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under the Amended and Restated Bylaws of the Company and applicable laws and regulations, the affirmative vote of the holders of at least a majority of the shares of Common Stock represented at the Meeting, in person or by proxy, is required for the approval of each of the proposals to be considered and voted upon at the Meeting. In determining whether each of the proposals voted upon has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against such proposal. With respect to the election of directors, the nominees, up to the number of directors to be elected, receiving the highest number of votes cast by the holders of Common Stock represented at the Meeting, in person or by proxy, will be elected.

SOLICITATION OF PROXIES

  The cost of this proxy solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and telegraph. The Company has arranged for ChaseMellon Shareholder Services, L.L.C. to solicit proxies in such manner at an estimated cost of $5,000, plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians and other nominees or fiduciaries to beneficial owners of Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection with such distribution.

ANNUAL REPORT

  Accompanying this Proxy Statement is the Company's 1997 Annual Report which includes the Company's 1997 annual report to the Securities and Exchange Commission on Form 10-K. The 1997 Annual Report contains a description of the Company's business during 1997, together with the audited financial statements of the Company.

FORWARD LOOKING INFORMATION

  The statements included in this Proxy Statement and 1997 Annual Report regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and similar expressions are also intended to identify forward-looking statements. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, the uncertainties relating to industry and market conditions, natural disasters and other catastrophes, and other risks and uncertainties described in this Proxy Statement and 1997 Annual Report and in the Company's other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT SECURITIES

  The Company became an independently publicly traded company in January 1996, when its shares were distributed as a dividend to the shareholders of its then parent, Halliburton Company, (the "Distribution"). At the time of the Distribution, Richard M. Haverland and certain members of management (collectively, "Management Investors") acquired $2.85 million in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005 (the "Debentures"), together with detachable Common Stock Subscription Warrants, Series A and Series B (the "Warrants").

  In addition, the Company issued to the Management Investors an additional $2.85 million in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005, Series 2 (the "Management Debentures") together with detachable Common Stock Subscription Warrants, Series A-2 and Series B-2 (the "Management Warrants, and collectively with the Management Debentures, the "Management Securities"). The Management Securities contain terms and provisions substantially similar to the Debentures and the Warrants.

  The Management Securities were issued pursuant to a Purchase, Redemption and Bonus Agreement (the "Purchase Agreement") among the Company and each Management Investor. The consideration paid by the Management Investors for the Management Securities consists of individual promissory notes (each, a "Note" and, collectively, the "Notes") in the aggregate principal amount of $2.85 million made by the individual Management Investors without personal liability and secured by a pledge of the Management Securities. The Notes have a term of five years and bear interest at a rate of 10%, payable annually on the anniversary date of the issuance thereof. The Notes may be prepaid at any time without penalty.

  The Purchase Agreement provides that the Management Securities of any Management Investor may be redeemed by the Company at the fair market value thereof (as determined by the Board of Directors of the Company in good faith, reflecting in such value any discount for lack of liquidity or the fact that the Management Securities represent a minority interest in the Company) in the event such Management Investor's employment with the Company is terminated (i) for cause (as defined in the Purchase Agreement), (ii) without cause at any time before the third anniversary of the Purchase Agreement, or (iii) by the resignation of such Management Investor at any time prior to the third anniversary of the Purchase Agreement.

  The Purchase Agreement further provides for a bonus to be paid to each Management Investor on the fifth anniversary of the Purchase Agreement if the average closing price of the Common Stock is equal to or greater than prices expressed as a percentage of the exercise price of the Series A Warrants (as adjusted from time to time) and specified in the Purchase Agreement (the "Bonus Trigger Stock Price"). The amount of the bonus is stated as a percentage of a maximum bonus amount separately determined for each Management Investor and equal to the aggregate principal amount of each Management Investor's Note. If the Bonus Trigger Stock Price is at least 1.40 times (but less than 1.50 times) the Series A Warrant exercise price, the bonus is 25% of the maximum bonus amount, 50% if the Bonus Trigger Stock Price is at least
1.50 times (but less than 1.61 times) the Series A Warrant exercise price and 100% if the Bonus Trigger Stock Price is 1.61 times the Series A Warrant exercise price or higher. Such bonus amounts may be subject to the $1.0 million annual deduction limitation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on compensation payable to certain executives.

  Assuming conversion and exercise of the Management Investors' Debentures, Management Debentures, Warrants and Management Warrants, the Management Investors will acquire an aggregate of 712,800 shares of Common Stock, representing on a fully diluted basis 5.1% of the outstanding Common Stock.

                                       DEBENTURES TOGETHER MANAGEMENT
                 NAME                     WITH WARRANTS    SECURITIES   TOTAL
                 ----                  ------------------- ---------- ----------
Richard M. Haverland..................     $2,000,000      $2,100,000 $4,100,000
Charles J. Bachand....................        190,000         190,000    380,000
Other.................................        660,000         560,000  1,220,000
                                           ----------      ---------- ----------
Total.................................     $2,850,000      $2,850,000 $5,700,000
                                           ==========      ========== ==========

INDEBTEDNESS OF MANAGEMENT

  The following table sets forth certain information regarding each director nominee and executive officer whose indebtedness to the Company exceeded $60,000 at any time during 1997.

                           LARGEST                                           AMOUNT
                          AGGREGATE                                        OUTSTANDING
                           AMOUNT                                             AS OF
                         OUTSTANDING    NATURE OF    NATURE OF TRANSACTION  MARCH 13,  INTEREST
 NAME AND RELATIONSHIP   DURING 1997  INDEBTEDNESS     IN WHICH INCURRED      1998       RATE
 ---------------------   ----------- --------------- --------------------- ----------- --------
Richard M. Haverland.... $2,100,000  Promissory note Purchase of           $2,100,000     10%
 Director; Executive                                 Management Securities
 Officer
Charles J. Bachand...... $  190,000  Promissory note Purchase of           $  190,000     10%
 Executive Officer                                   Management Securities

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information with respect to persons or groups who, to the Company's knowledge, own, or have the right to acquire, more than five percent of the Common Stock at March 13, 1998.

                                                       AMOUNT AND
                                                        NATURE OF
                                                       BENEFICIAL    PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP(1)(2) CLASS(1)(2)
        ------------------------------------         --------------- -----------
Insurance Partners, L.P. (3)........................    4,607,457(4)    25.9%
 201 Main Street
 Fort Worth, TX 76102
Insurance Partners Offshore (Bermuda), L.P. (5).....    3,020,727(6)    18.6%
 Cedar House
 41 Cedar Avenue
 P.O. Box HM1179
 Hamilton, HMEX, Bermuda
FMR Corp.(7)........................................    1,309,460        9.9%
 82 Devonshire Street
 Boston, MA 02109
Harris Associates, L.P. (8).........................    1,175,010        8.9%
 Two North LaSalle Street, Suite 500
 Chicago, IL 60602
Brahman Securities, Inc. (9)........................      993,307        7.5%
 277 Park Avenue, 26th Floor
 New York, NY 10017
Boston Partners Asset Management, L.P. (10).........      939,600        7.1%
 One Financial Center, 43rd Floor
 Boston, MA 02111

--------
 (1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.
 (2) Based on 13,194,884 shares of Common Stock outstanding at the close of business on March 13, 1998.
 (3) The general partner of Insurance Partners, L.P. is Insurance GenPar L.P., a Delaware limited partnership; the general partner of the latter is Insurance GenPar MGP, L.P., a Delaware limited partnership; and the general partner of the latter is Insurance GenPar MGP, Inc., a Delaware corporation. Forty percent of the voting stock of Insurance GenPar MGP, Inc. is owned by Robert A. Spass (a director of the Company), and Steven Gruber and Daniel Doctoroff each own 30% of such voting stock.
 (4) Represents the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Series A Warrants owned of record by Insurance Partners, L.P.
 (5) The general partner of Insurance Partners Offshore (Bermuda), L.P. ("IP Bermuda") is Insurance GenPar (Bermuda), L.P., a Bermuda, limited partnership; the general partner of the latter is Insurance GenPar (Bermuda) MGP, L.P.; and the general partner of the latter is Insurance GenPar (Bermuda) MGP, Ltd., a Bermuda corporation. Forty percent of the voting stock of Insurance GenPar (Bermuda) MGP, Ltd. is owned by Robert
     A. Spass (a director of the Company), and Steven Gruber and Daniel Doctoroff each own 30% of such voting stock.
 (6) Represents the number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Series A Warrants owned of record by IP Bermuda. Shares acquirable by IP Bermuda upon conversion or exercise of Debentures or Warrants will be Series B Common Stock, which have reduced voting rights until such shares are transferred by IP
     Bermuda or the occurrence of certain events.
 (7) Such shares are beneficially owned as follows: Fidelity Management & Research Company ("Fidelity")--1,061,660; and Fidelity Management Trust Company ("FMTC")--247,800. Fidelity's beneficial ownership of 1,061,660 shares of Common Stock is as a result of its acting as investment adviser to various investment companies (the "Fidelity Funds"). One such Fidelity Fund, Fidelity Equity-Income Fund, owns 747,690 shares of Common Stock. Edward C. Johnson III (the Chairman of FMR Corp. and a significant holder of the voting securities of FMR Corp.), FMR Corp., through its control of Fidelity, and each Fidelity Fund has sole power to dispose of the 1,061,660 shares of Common Stock owned by the Fidelity Funds. The Board of Trustees of each Fidelity Fund has the sole power to direct the vote of shares of Common Stock held by each Fund. Edward C. Johnson III and FMR Corp., through its control of FMTC, each has sole dispositive power over 247,800 shares of Common Stock and sole power to vote or to direct the voting of 213,140 shares, and no power to vote or direct the voting of 34,660 shares owned by the institutional accounts for which FMTC serves as investment manager.
 (8) Harris Associates, L.P. ("Harris") serves as investment advisor to the Harris Associates Investment Trust ("Trust") and the Trust through The Oakmark Smallcap Fund, a series of the Trust, beneficially owns 1,150,000 shares. Harris has shared voting and dispositive power pursuant to Harris' power to manage the Trust's investments. In addition, Harris, serves as investment advisor to a small number of other clients who own 25,010 shares in the aggregate, but for which Harris does not have discretionary authority. These 25,010 shares are included as shares beneficially owned by Harris. Harris Associates, Inc., the general partner of Harris, may be deemed to beneficially own all such shares.
 (9) Such shares are beneficially owned as follows: Brahman Partners II, L.P. ("Brahman II") owns beneficially 231,400; Brahman Institutional Partners, L.P. ("Brahman Institutional") owns beneficially 314,500; BY Partners, L.P. ("BY Partners") owns beneficially 343,507; and Brahman Partners II Offshore, Ltd. ("Brahman Offshore") owns beneficially 103,900. Brahman Management, L.L.C. as the sole general partner of each of Brahman II, Brahman Institutional and BY Partners may be deemed to beneficially own 889,407; Brahman Capital Corp. ("Brahman Capital") with respect to the shares held for each of BY Partners and Brahman Offshore may be deemed to beneficially own 447,407; and Peter A. Hochfelder, Robert J. Sobel and Mitchell A. Kuflik as the directors of Brahman Capital and the sole members of Brahman Management, L.L.C., each may be deemed to beneficially own 993,307 shares.
(10) Such shares are owned of record by Boston Partners Asset Management, L.P. ("BPAM"). Boston Partners, Inc. ("Boston Partners"), as the sole general partner of BPAM, and Desmond John Heathwood, as the principal stockholder of Boston Partners, each may be deemed to beneficially own all of such shares. BPAM holds such shares under management for its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares.

  The following table sets forth information with respect to the numbers of shares of Common Stock that the following persons own, or have the right to acquire: (i) each director of the Company, (ii) each executive officer of the Company named in the table entitled "Summary Compensation Table" and (iii) all executive officers and directors of the Company as a group at March 13, 1998:

                                                        NUMBER OF
                                                          SHARES        PERCENT
                                                       BENEFICIALLY       OF
NAME                                                     OWNED(1)       CLASS(1)
----                                                   ------------     -------
Richard M. Haverland..................................   674,014(2)       4.9%
Robert A. Spass.......................................      --  (3)        --
Bradley E. Cooper.....................................      --  (3)        --
W. Bernard Pieper.....................................    13,729            *
Kenneth S. Crews......................................     7,699            *
Philip J. Hawk........................................     8,199            *
Robert W. Shower......................................     7,699            *
Charles J. Bachand....................................    61,012(2)         *
Stephen J. Greenberg..................................    17,225(4)         *
All Directors and executive officers as a group
 (9 persons)..........................................   789,577(2)(4)    5.6%

-------
 * Less than 1%.
(1) Based on 13,194,884 shares of Common Stock outstanding at the close of business on March 13, 1998.
(2) Includes the following numbers of shares of Common Stock issuable upon exercise of the Series A Warrants and Series A-2 Warrants and conversion of the Debentures and Management Debentures respectively, held by the following members of management: Richard M. Haverland-126,343, 132,660, 123,762 and 129,950; and Charles J. Bachand-12,003, 12,003, 11,757 and
    11,757.
(3) Does not include shares owned beneficially by Insurance Partners, L.P. and IP Bermuda. See the prior table under "Stock Ownership of Certain Beneficial Owners and Management."
(4) Includes 8,615 shares issued to Mr. Greenberg under the 1997 Restricted Stock Plan. See "Executive Officers--Executive Compensation."

                              BOARD OF DIRECTORS

ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of seven directors divided into three classes serving staggered terms of three years each. Five of the Company's current directors are serving in Class I or Class II with terms that continue beyond the Meeting and such directors are not subject to election at the Meeting. The three Class III directors are nominees for reelection at the Meeting.

  Each of the Class III directors to be elected at the Meeting will serve a term of three years to expire at the 2001 Annual Meeting of Stockholders of the Company or until his successor is elected and qualified. The nominees, up to the number of directors to be elected, receiving the highest number of votes cast by holders of Common Stock, in person or by proxy, will be elected.

  It is intended that proxies received from holders of Common Stock, in the absence of contrary instructions, will be voted at the Meeting for the election of Robert A. Spass, Bradley E. Cooper and Kenneth S. Crews as Class III directors. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve or otherwise be unavailable as a nominee at the time of the Meeting, in such event the proxies will be voted in accordance with the authority granted therein for such other candidate or candidates as may be nominated by the Board of Directors of the Company.

  The Board of Directors met 5 times in 1997.

  Further information concerning the nominees for election as directors at the Meeting, including their business experience during the past five years, appears below.

 Continuing Class I Directors With Terms of Office Expiring at the 1999 Annual Meeting of Stockholders

                                          BUSINESS EXPERIENCE DURING PAST
  NAMES OF CLASS I DIRECTORS   AGE        FIVE YEARS AND OTHER INFORMATION
  --------------------------   --- ---------------------------------------------
 W. Bernard Pieper...........   65 Vice Chairman of Halliburton, 1992 to January
                                    1996; President and Chief Executive Officer
                                    of Brown & Root, Inc., 1990-1992. Mr. Pieper
                                    was a director of Highlands prior to the
                                    Distribution.
 Philip J. Hawk..............   43 President and Chief Executive Officer of EOTT
                                    Energy Corp., 1993 to present; Chief
                                    Operating Officer, Goodman Manufacturing
                                    Company, L.P., 1991-1992; Partner, McKinsey
                                    & Company, Inc., 1990-1991.

 Continuing Class II Directors With Terms of Office Expiring at the 2000 Annual
Meeting of Stockholders

                                          BUSINESS EXPERIENCE DURING PAST
 NAMES OF CLASS II DIRECTORS   AGE        FIVE YEARS AND OTHER INFORMATION
 ---------------------------   --- ---------------------------------------------
 Richard M. Haverland (1)....   56 Chairman, President and Chief Executive
                                    Officer of the Company, January 1996 to
                                    present; Insurance Consultant, December 1994
                                    to present; Vice Chairman, Chief Executive
                                    Officer Designate, Continental Corporation,
                                    October-December 1994; Executive Vice
                                    President--Insurance Operations, American
                                    Premier Underwriters, Inc., 1991-1994.

                                          BUSINESS EXPERIENCE DURING PAST
 NAMES OF CLASS II DIRECTORS   AGE        FIVE YEARS AND OTHER INFORMATION
 ---------------------------   --- ---------------------------------------------
 Robert W. Shower............   60 Executive Vice President and Chief Financial
                                    Officer, Seagull Energy Corporation, 1994 to
                                    April 1996; Senior Vice President and Chief
                                    Financial Officer, Seagull Energy
                                    Corporation, 1992-1993; Senior Vice
                                    President, Corporate Development, Albert
                                    Fisher, Inc., 1991-1992; Vice President
                                    Finance and Chief Financial Officer,
                                    AmeriServ Food Company, 1990-1991. Mr.
                                    Shower is a director of Lear Corporation,
                                    Edge Petroleum Corporation, Breed
                                    Technologies, Inc. and Nuevo Energy Company.

 Nominees for Class III Directors With Terms of Office Expiring at the 2001
Annual Meeting of Stockholders

 NAMES OF NOMINEES FOR CLASS              BUSINESS EXPERIENCE DURING PAST
        III DIRECTORS          AGE        FIVE YEARS AND OTHER INFORMATION
 ---------------------------   --- ---------------------------------------------
 Robert A. Spass (1).........   41 Managing Partner of Insurance Partners
                                    Advisors, L.P., 1994 to present; President
                                    and Chief Executive Officer of International
                                    Insurance Advisors, Inc., 1990-1994. Mr.
                                    Spass is a director of Superior National
                                    Insurance Group, Inc. and MMI Companies; he
                                    served as director of NACOLAH Holding
                                    Corporation until March 1996 and of National
                                    Re Corporation until October 1996. Mr. Spass
                                    is currently a director of the Company.
 Bradley E. Cooper (1).......   31 Partner of Insurance Partners Advisors, L.P.,
                                    1994 to present; Vice President of
                                    International Insurance Advisors, Inc.,
                                    1990-1994. Mr. Cooper is a director of
                                    Superior National Insurance Group, Inc. Mr.
                                    Cooper is currently a director of the
                                    Company.
 Kenneth S. Crews............   49 Managing Director, Dillon Read & Co., Inc.,
                                    1992 to present; Managing Director, Lehman
                                    Brothers Incorporated, 1990-1992. Mr. Crews
                                    is currently a director of the Company.

--------
(1) The Debentures obligate the Company to nominate, and recommend the election of, persons designated by a majority in interest of the holders of the Debentures so that the number of persons so designated will at all times constitute, if elected, at least 28% of the Board of Directors. Messrs. Haverland, Spass and Cooper were elected to the Board of Directors of the Company, and Messrs. Spass and Cooper have been nominated for reelection pursuant to the terms of the agreement under which the Debentures were sold.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any committee thereof. Directors who are not employees of the Company ("Non- Employee Directors"), other than Messrs. Spass and Cooper, receive a retainer fee of $10,000, payable annually, as well as a fee of $750 per day for attendance at meetings of the Board and any committee meetings held on the same day as a Board meeting and a fee of $500 per day for attendance at committee meetings not held on the same day as a Board meeting. In addition, all Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with traveling to any Board or committee meeting. Messrs. Spass and Cooper have waived any right to receive compensation as Directors in the form of cash or stock and, accordingly, although they are not employees of the Company, the term Non-Employee Directors defined above is deemed not to include them. Each Non-Employee Director of the Company as of the Distribution was granted an option to purchase 10,000 shares of Common Stock under the 1995 Directors' Stock Plan (the "Directors Plan"). Moreover, under the Directors Plan, commencing with the first annual meeting of the Board of Directors of the Company after the Distribution, and at each annual meeting thereafter, each Non-Employee Director is automatically granted shares of Common Stock having a fair market value at the time of grant of $10,000.

  The purposes of the Directors Plan are to (i) encourage the Directors to own shares of Common Stock and thereby align their interests more closely with the interests of other stockholders of the Company, (ii) encourage the highest level of Director performance by providing the Directors with a direct interest in the Company's attainment of its financial goals and continuing success, and (iii) provide a financial incentive that will help attract and retain the most qualified Directors. Pursuant to the Directors Plan, the Company may grant options and issue stock with respect to an aggregate of up to 400,000 shares. No individual will receive more than 300,000 shares of Common Stock in the aggregate upon the issuance of stock and the exercise of options granted under the Directors Plan. Options granted under the Directors Plan are non-qualified stock options ("Options") and shares of Common Stock issued under the Directors Plan will be from authorized and unissued shares.

  As noted above, Messrs. Spass and Cooper have elected not to participate in any stock awards to Directors of the Company. An agreement among the Company, Insurance Partners, L.P. ("IP") and IP Bermuda provides that, in the event of election of certain individuals associated with IP and IP Bermuda to the Board of Directors pursuant to the terms of the Investment Agreement and Debentures, such individuals will not be entitled to participate in the Directors Plan or any similar plan.

  Pursuant to the Directors Plan, Options to purchase shares of Common Stock have been granted to the following Directors: Messrs. Haverland (300,000), Crews (10,000), Hawk (10,000), Pieper (10,000) and Shower (10,000). The
exercise price of the Options is equal to $14.69 per share. Except for Options granted to Mr. Haverland, Options granted under the Directors Plan will vest and become exercisable as to 33 1/3%, 66 2/3% and 100% of the shares of Common Stock subject thereto on each of the first, second and third anniversaries of the option grant. Options granted under the Directors Plan to Mr. Haverland will vest and become exercisable as to 25%, 50%, 75% and 100% of the shares of Common Stock subject thereto on each of the first, second, third and fourth anniversaries, respectively, of the Option grant. Messrs. Crews, Hawk, Pieper and Shower have each been issued 1,032 shares of Common Stock under the Directors' Plan.

  Each Option is evidenced by a stock option agreement which may contain such terms and conditions as may be determined by the Committee and are not inconsistent with the Directors Plan. The term of an Option is ten years from the date of grant. During a Directors' lifetime, an Option granted pursuant to the Directors Plan will be exercisable only by the Director. The Option will not be transferable by a Director other than by will or the laws of descent and distribution.

COMMITTEES OF BOARD OF DIRECTORS

  The Board of Directors has the following standing committees:

  Audit Committee. The functions of the Audit Committee include: recommendations to the Board of Directors regarding the appointment of independent auditors; approval of the scope of the annual audit by the independent auditors; examination reviews of, and recommendations to the Board of Directors regarding, the Company's financial policies and accounting systems and controls; and approval of the duties and compensation of the independent auditors, both with respect to audit and non-audit services. The Committee also reviews the Company's compliance with its code of business conduct. The Committee meets from time to time with the independent auditors outside the presence of Company management or other employees, to discuss matters of concern, receive recommendations or suggestions for change and exchange relevant views and information. The

Audit Committee consists of four non-employee directors: Messrs. Pieper, Crews, Hawk and Shower (Chairman). The Committee met three times in 1997.

  Compensation Committee. Duties of the Compensation Committee include developing and approving an overall compensation philosophy consistent with corporate objectives and stockholder interests; acting as a salary and promotions committee with respect to officers of the Company and certain officers of subsidiaries; administering and granting options pursuant to the Stock Option Plan; administering and making awards under Company incentive plans; and acting as a committee for administration of other forms of non-salary compensation. The Compensation Committee consists of Messrs. Pieper, Crews, Hawk and Spass (Chairman). The Committee met once in 1997.

  Investment Committee. Duties of the Investment Committee include reviewing and making recommendations to the Board of Directors regarding the nature and composition of the investments of the Company in all forms of financial securities and obligations, denominated in any and all currencies, issued by banks or companies domiciled inside or outside of the United States of America, including, but not limited to, stocks, bonds, notes, certificates of deposit and non-negotiable time deposits. The Investment Committee consists of the Messrs. Cooper, Haverland and Shower (Chairman). The Committee met once in 1997.

  The Board of Directors of the Company may, from time to time, establish other committees to facilitate its work. The Company does not have a Nominating Committee; the Board of Directors nominates persons for election as directors.

                              EXECUTIVE OFFICERS

GENERAL

  Set forth below are the names, ages and titles of the executive officers of the Company:

                                   TITLE AND BUSINESS EXPERIENCE DURING PAST FIVE
             NAME              AGE                     YEARS
             ----              --- ---------------------------------------------
Richard M. Haverland..........  56 Chairman, President and Chief Executive
                                    Officer of the Company; see also "Election
                                    of Directors--Names of Class II Directors"
                                    for additional information regarding
                                    business experience.
Charles J. Bachand............  45 Vice President and Treasurer of the Company;
                                    Senior Vice President and Chief Financial
                                    Officer of Highlands Insurance Company
                                    ("Highlands"), November 1993 to present;
                                    Partner, KPMG Peat Marwick, 1988 to October
                                    1993.
Stephen J. Greenberg..........  56 Vice President and Secretary of the Company;
                                    Executive Vice President and General Counsel
                                    of American Reliance, Inc., a subsidiary of
                                    the Company, May 1997 to present; Executive
                                    Vice President and General Counsel of Vik
                                    Brothers Insurance, Inc., 1993 to April
                                    1997.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries during each of the last three years of those persons who were the Company's Chief Executive Officer and its other two executive officers during 1997, (collectively, the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                      COMPENSATION
                                    ANNUAL                        -----------------------
                                 COMPENSATION                     RESTRICTED   SECURITIES
                              ------------------    OTHER ANNUAL    STOCK      UNDERLYING       ALL OTHER
                         YEAR SALARY($) BONUS($)    COMPENSATION  AWARDS($)    OPTIONS(#)   COMPENSATION($)(4)
                         ---- --------- --------    ------------  ----------   ----------   ------------------
Richard M. Haverland.... 1997 $525,000  $630,000      $96,115(2)         --                      $  4,750
 Director, President and 1996 $485,371  $500,000(1)        --            --     300,000(3)       $  4,750
 Chief Executive Officer
 of the Company
Charles J. Bachand...... 1997 $170,500  $ 45,636                         --          --          $  4,750
 Vice President and      1996 $169,945  $ 12,000                         --      20,000          $167,685
 Treasurer of the        1995 $164,328        --                         --          --          $ 22,343
 Company; Senior Vice
 President and Chief
 Financial Officer of
 Highlands
Stephen J. Greenberg.... 1997 $199,625  $ 75,004           --      $200,000(5)   30,000          $  1,288
 Vice President and
 Secretary of the
 Company; Executive Vice
 President and General
 Counsel, American
 Reliance, Inc.

--------
(1) Includes $250,000 in Common Stock awarded in 1997 at the market price when 1996 bonuses were paid of $22 1/2 per share, for a total of 11,299 shares.
(2) $94,415 represents reimbursement of moving expenses.

(3) Awarded under the Company's Directors Plan.
(4) The amounts shown for Messrs. Haverland and Greenberg are matching contributions under 401(k) plans. The amounts shown for Mr. Bachand are contributions under a 401(k) plan and an employment retirement and savings plan, and $156,785 paid during 1996 in connection with the Distribution.
(5) Represents the market price of shares issued under the Restricted Stock Plan, see "Restricted Stock Plan."

  Option Grants. The following table contains certain information concerning options granted to the named executive officers during 1997.

                          STOCK OPTION GRANTS IN 1997

                                                                   POTENTIAL
                                                               REALIZABLE VALUE
                                                               AT ASSUMED ANNUAL
                                                                RATES OF STOCK
                                       PERCENT OF                    PRICE
                                      TOTAL OPTIONS            APPRECIATION FOR
                                       GRANTED TO               OPTION TERM(1)
                              OPTIONS EMPLOYEES IN  EXPIRATION -----------------
            NAME              GRANTED     1997         DATE       5%      10%
            ----              ------- ------------- ----------    --    --------
Stephen J. Greenberg......... 30,000       9.0%      5/9/2007  $365,639 $926,602

--------
(1) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

  Option Exercises and Year-End Option Holdings. The following table summarizes the number and value of the unexercised options to purchase Common Stock held by the named executive officers at December 31, 1997.

                 1997 OPTION EXERCISES YEAR-END OPTION VALUES

                                NUMBER OF SHARES OF
                              COMMON STOCK UNDERLYING    VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS HELD  IN-THE-MONEY OPTIONS HELD
                               AT DECEMBER 31, 1997      AT DECEMBER 31, 1997
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Richard M. Haverland........   75,000       225,000    $1,026,750    3,080,250
Charles J. Bachand..........    6,666        13,334    $   91,258      182,542
Stephen J. Greenberg........       --        30,000    $       --      270,000

  Restricted Stock Plan. In 1997, the Company adopted the 1997 Restricted Stock Plan (the "Restricted Stock Plan"), which authorized grants of up to 100,000 shares of restricted Common Stock (the "Restricted Shares") to officers of the Company's subsidiaries selected by the Compensation Committee. In order to be issued Restricted Shares, a grantee must purchase an equal number of shares of Common Stock at market price ("Qualifying Shares"). Restricted Shares vest five years after the date of grant, provided the following conditions are satisfied: (i) the grantee remains employed by the Company or one of its subsidiaries until at least three years from the date of grant; (ii) the grantee does not resign from the Company and its subsidiaries, and is not terminated for cause, before the vesting date; and (iii) the market price of the Common Stock on the vesting date is at least 40% greater than on the date of grant. If the market price has increased at least 40% but less than 50%, 25% of the Restricted Shares vest, if the increase is at least 50% but less than 61%, 50% vest, and if the market price increases at least 61%, 100% vest. In 1997, Mr. Greenberg purchased 8,615 Qualifying Shares at $23.22 per share and was issued 8,615 Restricted Shares.

  Employees' Retirement and Savings Plan. Highlands Insurance Company makes annual contributions to the Highlands Insurance Company Employees' Retirement and Savings Plan (the "HIC Retirement Plan") for the benefit of qualified employees. American Reliance, Inc. makes annual contributions to the American Reliance, Inc. Retirement Plan (the "AR Retirement Plan," collectively the HIC Retirement Plan and AR Retirement Plan are called the "Retirement Plans"). The amount of each year's contribution, if any, is determined by the Board of Directors of the sponsoring company in its discretion. Before-tax contributions up to a contribution level of 6% of compensation are matched by the sponsoring company at a 50% rate under the Retirement Plans. Contributions to executive officers under the Retirement Plans for 1997, 1996 and 1995 are set forth in a footnote to the Summary Compensation Table. It is not possible to estimate the amount of benefits payable at retirement under the Retirement Plans to Messrs. Haverland, Bachand and Greenberg because of some or all of the following: (i) amounts contributed in the future will be contingent on future discretionary contributions by the Company as well as contribution levels of the participant; (ii) earnings on trust fund assets will vary; (iii) trust fund assets may appreciate or depreciate in value; (iv) the compensation of the individual may vary; (v) age at date of retirement may vary; and (vi) the Retirement Plans may be changed or discontinued. The Company intends to merge the Retirement Plans on July 1, 1998.

  Stock Option Plan. For a description of the Company's Stock Option Plan and the benefits for which the named executive officers are eligible thereunder, see "Other Meeting Items--Amendment of the 1995 Stock Option Plan."

  Employment Contract. In 1996, the Company entered into a three-year Employment Agreement with Richard M. Haverland, an investor in and consultant to IP, under which Mr. Haverland became and serves as Chairman and Chief Executive Officer of the Company. Under the terms of the Employment Agreement, Mr. Haverland was paid an annual salary of $525,000, and for 1996 and 1997, an annual bonus of no less than $250,000, to be determined by the Board of Directors of the Company. Pursuant to the Employment Agreement, the Company has granted Mr. Haverland options to purchase 300,000 shares of Common Stock at an exercise price of $14.69 per share. Pursuant to the Employment Agreement, the Company sold to Mr. Haverland (i) $2,100,000 in principal amount of the Company's 10% Convertible Subordinated Debentures due December 31, 2005, together with Series A and Series B Common Stock Warrants and (ii) Management Debentures, together with Common Stock Subscription Warrants, Series A-2 and Common Stock Subscription Warrants, Series B-2 in exchange for a promissory note in the principal amount of $2,100,000. Such promissory note is without personal recourse and is secured by a pledge of the Management Securities purchased thereby. See "Certain Relationships and Related Transactions--Management Securities." Should Mr. Haverland's employment with the Company terminate other than for cause, death, disability or as a result of his voluntary termination, he will receive severance benefits in installments on the same basis as salary and bonus would otherwise be payable to him for a period of the greater of two years or the period equal to the remaining term of the Employment Agreement. In the event of his death, disability or resignation, Mr. Haverland or his estate will be entitled to an amount equal to the salary and prorated bonus that would be otherwise payable in respect of periods prior to his death, disability or resignation.

REPORT OF THE COMPENSATION COMMITTEE

  The Company applies a consistent philosophy for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve these objectives through teamwork that is focused on meeting the expectations of customers and stockholders.

  The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are critical to the long-term success of the Company. The Company's compensation program for executive officers is based on the same two principles applicable to compensation decisions for all employees of the Company.

  . The Company pays competitively.

  The Company is committed to maintaining a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company will regularly compare its pay practices with those of other regional companies and set its pay parameters based on this review.

  . The Company pays for sustained performance.

  Executive officers and senior managers are rewarded based upon corporate performance or business unit performance and individual performance. Corporate performance and business unit performance are primarily evaluated by determining the extent to which annually established accident year combined operating ratios are met. Individual performance is evaluated by reviewing performance against set objectives and goals and the degree to which Company values are fostered.

COMPENSATION VEHICLES

  The Company's compensation program consists of cash and equity based compensation. The Company believes that having such a compensation program allows the Company to attract and retain key employees, which in turn permits the Company to provide useful products and services to customers, enhance stockholder value, motivate technological innovation, foster teamwork and adequately reward employees. The Company's principal compensation vehicles are as follows:

  Cash-based Compensation-Salary and Bonus. The Company establishes salary ranges for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market. In 1996, the Company engaged an outside consultant to assist in the assessment of individual positions in an effort to identify appropriate market salary ranges for all positions. The Company attempts to set its competitive salary midpoint for an officer position above the median level compared to those companies it surveys. The range allows an officer to be placed above or below the midpoint, according to that officer's overall individual performance. As described above, overall individual performance is measured against the achievement of specific goals, including profitability goals for those individuals controlling key profit centers.

  Equity-based Compensation Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize stockholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The program utilizes vesting periods to encourage key employees to continue in the employ of the Company and thereby acts as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective. The Company grants stock options to a broad-based group. As of March 13, 1998, almost all Company employees had been granted options, subject to approval of the amendment to the 1995 Stock Option Plan being proposed hereby, see "Other Meeting Items--Amendment of the 1995 Stock Option Plan."

  In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations are the "grant value" of the award and the expected or actual performance of the officer measured against the same performance criteria described above under "Cash-based Compensation" which is used to determine salary and bonus. In addition to considering the grant value and the officer's performance, the Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

OTHER CONSIDERATIONS

  Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt for the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code (the "Code").

CEO COMPENSATION

  Richard M. Haverland has been President, Chief Executive Officer and Chairman of the Company since January 1996. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Haverland's 1997 overall compensation. In setting both the cash-based and the equity-based elements of Mr. Haverland's overall compensation, the Compensation Committee made an overall assessment of Mr. Haverland's leadership in achieving the Company's long-term strategic and business goals.

                                              COMPENSATION COMMITTEE

                                              Robert A. Spass (Chairman)
                                              Kenneth S. Crews
                                              Philip J. Hawk
                                              W. Bernard Pieper

                               PERFORMANCE GRAPH

              COMPARISON OF 1996 AND 1997 CUMULATIVE TOTAL RETURN*
               OF HIGHLANDS INSURANCE GROUP, INC., S&P 500 INDEX
                  AND S&P INSURANCE (PROPERTY-CASUALTY) INDEX

  Set forth below is a line graph comparing the 1996 and 1997 cumulative stockholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Property-Casualty) Index:



                             [CHART APPEARS HERE]

                          JANUARY 12, 1996* DECEMBER 31, 1996 DECEMBER 31, 1997
                          ----------------- ----------------- -----------------
Highlands Insurance
 Group, Inc..............        100                96               134
S&P 500..................        100               123               164
S&P Insurance (Property-
 Casualty)...............        100               122               177

--------
* Total assumes $100 invested on January 12, 1996 in Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property-Casualty) Index, including reinvestment of dividends with respect to the two indices. The Company did not pay dividends in 1996 and 1997.

  Neither the foregoing Compensation Committee Report nor the foregoing Performance Graph will be deemed incorporated by reference into any other filing, absent an express reference thereto.

                              OTHER MEETING ITEMS

AMENDMENT OF THE 1995 STOCK OPTION PLAN

  The 1995 Stock Option Plan (the "Plan") presently authorizes grants of options to "key employees," as defined in the Plan. As described below, the Board of Directors has adopted an amendment to the Plan, subject to Stockholder approval, which would make options under the Plan available to all full-time employees of the Company, once they have been employed for over three months.

  The purposes of the Plan, as amended, are to: (i) provide incentives to full-time employees of the Company to remain in the service of the Company;
(ii) give such employees an opportunity to acquire an ownership interest in the Company and thereby create in such persons an increased interest in and greater concern for the welfare of the Company; (iii) aid the Company in attracting able persons to enter the service of the Company; and (iv) secure and retain the services of persons capable of filling positions with the Company and its subsidiaries. The Company may grant options under the Plan with respect to an aggregate of 800,000 shares of Common Stock; however, no individual optionee may receive more than 100,000 shares of Common Stock in the aggregate upon the exercise of options granted under the Plan. Options granted pursuant to the plan may be either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Shares of Common Stock subject to options may be either authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in its treasury. The exercise price for options granted under the Plan is the market price of the Common Stock on the date of grant of the option. The Company does not receive any monetary consideration upon grant of an option.

  The Board of Directors has recommended the amendment to the Plan because it believes that by making options available to all full-time employees, the Company will be better able to attract and retain a high quality employee work-force, which is important to the Company's future success.

  Vesting. Options granted under the Plan vest and become exercisable as to 33 1/3%, 66 2/3% and 100% of the shares of Common Stock subject thereto on each of the first, second and third anniversaries, respectively, of the option grant.

  Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company. See "Board of Directors--Committees of Board of Directors--Compensation Committee." The authority of the Compensation Committee includes, among other things, determining the persons to whom options are granted, the timing of any option grants, the number of shares subject to each option, the period of exercisability, the designation of options as ISOs or NQSOs and the other terms and provisions thereof.

  Officers of the Company subject to Section 16(a) of the Exchange Act may not, and the Compensation Committee also has the authority to require, as a condition to any grant, that any other grantee also may not, sell or otherwise dispose of shares acquired pursuant to the exercise of an option within six months of the date an option is granted.

  Option Eligibility. Prior to the amendment being proposed hereby, options could be granted only to key employees of the Company or any subsidiary or parent corporation of the Company now existing or subsequently formed or acquired whom the Compensation Committee identifies as having a direct and significant effect on the performance of such corporations. The proposed amendment to the Plan would make options available for grant under the Plan to all full-time employees who have been employed by the Company or any subsidiary or parent corporation for at least three months.

  Certain Federal Income Tax Consequences. The ISOs under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code as "incentive stock options." Under the Code, the grantee of an ISO generally is not subject to regular income tax upon the receipt or exercise of such ISO (except that the alternative minimum tax may apply). If after exercising an ISO, an employee disposes of the shares of Common Stock so acquired after the longer of two years from the date of grant or one year from the date of transfer of shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference between the amount received for the shares of Common Stock over the exercise price. If, however, an employee does not hold the shares of Common Stock so acquired for the applicable holding period, the disposition is normally a "disqualifying disposition," and the employee would recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares of Common Stock over the exercise price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price will be ordinary income and the balance, if any, will be a capital gain provided that the employee held such shares as a capital asset at such time.

  A deduction will not be allowed to the Company for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, a federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable.

  Non-Qualified Options. A NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the Code. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. A deduction for federal income tax purposes generally will be allowed to the Company in an amount equal to the ordinary income taxable to the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable.

  THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE PLAN IS FAIR AND IN THE BEST INTERESTS OF ALL STOCKHOLDERS, AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

  The Employee Stock Purchase Plan ("ESPP") is intended to provide employees of the Company and its subsidiaries with the opportunity to acquire ownership interests in the Company at a discounted share price. The Board of Directors believes that ownership of the Company's Common Stock will motivate employees to improve their job performance and enhance the financial results of the Company. The ESPP will give employees of the Company and its subsidiaries with at least three months of service the opportunity to purchase Common Stock at a price equal to 85% of its fair market value at the time of purchase. Employee purchases under the ESPP are limited to an aggregate of 300,000 shares of Common Stock. Each employee can purchase between $300 and $20,000 of Common Stock each year on the annual offering date, with the first such offering date being July 1, 1998. Employees can authorize payroll deductions in order to accumulate funds for any offering during the year prior to any offering. Upon termination of employment, the amounts accumulated by the employee will be returned to the employee, without interest. The ESPP will be administered by the Compensation Committee of the Board of Directors.

  For federal income tax purposes, purchase of Common Stock under the ESPP will not result in taxable income to the employee or a deduction by the Company. Provided no "disqualifying disposition" (described below) is made, the employee will realize, upon subsequent sale or other disposition of stock purchased pursuant to the ESPP, ordinary income equal to the 15% discount from fair market value of the Common Stock at the time of purchase (or, if less, the excess of the amount realized upon disposition over the amount the employee paid for the shares). The employee will realize capital gain equal to any excess of the amount realized over the fair market value of the Common Stock at the time of purchase and will realize capital loss to the extent the amount realized is less than 85% of the fair market value of the Common Stock at the time of purchase. If the employee disposes of the shares purchased under the ESPP within two years after the shares are purchased (a

"disqualifying disposition"), the 15% discount amount is taxed as ordinary income whether or not realized upon disposition, and the 15% discount amount is deductible by the Company. In addition, the employee will realize a capital gain (or loss) to the extent the amount realized upon disposition exceeds (or is less than) the fair market value of the Common Stock at the time of purchase.

  THE BOARD OF DIRECTORS BELIEVE THAT THE ESPP IS FAIR AND IN THE BEST INTERESTS OF ALL STOCKHOLDERS, AND RECOMMENDS A VOTE FOR APPROVAL OF THE ESPP.

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors of the Company has appointed KPMG Peat Marwick LLP ("KPMG") as independent certified public accountants for the Company and it subsidiaries for 1998. It is intended that such appointment be submitted to the stockholders for ratification at the Meeting. Although the submission of this matter to the stockholders is not required, the Board of Directors will reconsider its selection of independent certified public accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of shares of Common Stock represented at the meeting in person or by proxy.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR 1998.

  It is expected that representatives of KPMG will be present at the Meeting with an opportunity to make a statement should they desire to do so and to respond to appropriate questions from stockholders.

  On August 30, 1996, the Board of Directors of the Company retained KPMG as its principal accountant in lieu of Arthur Andersen LLP ("Arthur Andersen"). The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company. During the most recent year preceding the retention of KPMG, there were no disagreements between the Company and Arthur Andersen on accounting and financial disclosure matters. There have been no disagreements with KPMG on accounting and financial disclosure matters since the retention of KPMG.

OTHER MATTERS

  While management has no reason to believe that any other business will be presented at the Meeting, if any other matters should properly come before the Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders. The approval of such other matters will require the affirmative vote of the majority of the shares of Common Stock represented at the Meeting, in person or by proxy.

                            STOCKHOLDERS' PROPOSALS

  Pursuant to the Securities and Exchange Act and the regulations promulgated thereunder, individual stockholders of the Company have a limited right to propose for inclusion in the Company's proxy statement a single proposal for action to be taken at the Annual Meeting of the stockholders of the Company. Any proposals of stockholders intended to be presented at the Annual Meeting to be held in 1999 must be received at the Company's principal executive offices no later than January 12, 1999. Such proposals may be addressed to the Secretary of the Company at 1000 Lenox Drive, Lawrenceville, New Jersey 08648.

                                                                     APPENDIX A

                 AMENDMENT TO HIGHLANDS INSURANCE GROUP, INC.

                            1995 STOCK OPTION PLAN

1. Paragraph 4 of the 1995 Stock Option Plan (the "Plan") shall be amended to read in its entirety as follows:

  4. Eligibility

    Options may be granted only to full-time employees (including officers but not directors) of the Company or any subsidiary corporation or parent corporation of the Company now or hereafter formed or acquired, who have been employed by the Company or any such parent or subsidiary on a full-time basis for not less than three months ("Eligible Employee"). In determining the Eligible Employees to whom Options shall be granted and the number of Shares for which Options are to be granted to each Eligible Employee, the Committee shall give due consideration to the length of service, performance, the amount of earnings and the responsibilities and duties of such person, as well as the best interests of the Company.

    The Plan does not create a right in any person to participate in, or be granted Options under, the Plan.

2. All references in the Plan to the term "Key Employee" shall be revised to read "Eligible Employee."

                                                                     APPENDIX B

                        HIGHLANDS INSURANCE GROUP, INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I--PURPOSE

  The Highlands Insurance Group, Inc. Employee Stock Purchase Plan is intended to provide to employees of Highlands Insurance Group, Inc. and its subsidiaries the opportunity to acquire ownership interests in the Corporation at a discounted price. The Corporation believes that ownership of its Common Stock will motivate employees to improve their job performance, and enhance the financial results of the Corporation. The Plan is intended to qualify as an "employee stock purchase plan" under (S) 423 of the Internal Revenue Code, and shall be construed so as to extend and limit participation in a manner consistent with the requirements thereof.

                            ARTICLE II--DEFINITIONS

2.01. ACCOUNT

  "Account" shall mean a payroll deduction account maintained pursuant to
(S) 5.02.

2.02. BOARD

  "Board" shall mean the Board of Directors of Highlands Insurance Group, Inc.

2.03. CODE

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.04. COMMITTEE

  "Committee" shall mean the individuals described in Article VII.

2.05. COMMON STOCK

  "Common Stock" shall mean the Common Stock, par value $.01 per share, of Highlands Insurance Group, Inc.

2.06. CORPORATION

  "Corporation" shall mean Highlands Insurance Group, Inc., a Delaware corporation, and its Subsidiary Corporations.

2.07. EMPLOYEE

  "Employee" shall mean any person employed by the Corporation who is customarily employed by the Corporation for more than 5 months per calendar year.

2.08. FAIR MARKET VALUE

  Fair Market Value as of any date shall mean

   (a) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales price are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding such date;

    (b) if the Common Stock is traded on the over-the-counter market, but sales prices are not regularly reported for the Common Stock, and if bid and asked prices for the Common Stock are regularly reported, the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the 10 consecutive trading days immediately preceding such date; and

    (c) if the Common Stock is neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Committee, in good faith, shall determine.

2.09. OFFERING

  "Offering" shall mean an annual offering of Common Stock pursuant to
(S) 4.01.

2.10. OFFERING DATE

  "Offering Date" shall mean the date on which an Offering is made.

2.11. SUBSIDIARY CORPORATION

  "Subsidiary Corporation" shall mean any present or future corporation that is (i) a "subsidiary corporation" of Highlands Insurance Group, Inc. as that term is defined in (S) 424 of the Code and (ii) designated as a participant in the Plan by the Committee at the effective date or subsequently.

                  ARTICLE III--ELIGIBILITY AND PARTICIPATION

3.01. INITIAL ELIGIBILITY

  Each Employee shall be eligible to participate in Offerings made after 3 months of service with the Corporation.

3.02. RESTRICTIONS ON PARTICIPATION

  Notwithstanding any provisions of the Plan to the contrary, no Employee shall participate in an Offering

    (a) if, immediately after the Offering Date, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation (for purposes of this paragraph, the rules of (S) 424(d) of the Code shall apply in determining stock ownership of any Employee); or

    (b) to the extent that the Employee's rights to purchase stock under all employee stock purchase plans under (S) 423 of the Code of the Corporation and any corporate parent or subsidiary thereof accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                        ARTICLE IV--GRANTING OF OPTIONS

4.01. ANNUAL OFFERINGS

  The Plan shall be implemented by annual offerings of Common Stock beginning on July 1, 1998 and on the 1st day of July in each subsequent year.

4.02. NUMBER OF OPTION SHARES

  On each Offering Date, a participating Employee shall be deemed to have been granted an option to purchase a number of shares of Common Stock equal to (i) the aggregate amount tendered with respect to the Offering by the Employee under (S) 6.01, divided by (ii) 85% of the Fair Market Value of the Common Stock on the Offering Date.

4.03. OPTION PRICE

  The option price of Common Stock purchased in an annual Offering shall be 85% of the Fair Market Value of Common Stock on the Offering Date.

4.04. MAXIMUM SHARES

  The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Corporation as provided in
(S) 8.02, shall be 300,000 shares. If the total number of shares for which options are exercised on any Offering Date, together with the aggregate number of shares as to which options were exercised on all previous Offering Dates, exceeds the foregoing maximum number of shares, the Corporation shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the amount tendered by each Employee under
(S) 6.01 not used to purchase Common Stock shall be returned to him as promptly as possible.

4.05. EMPLOYEE'S INTEREST IN OPTION STOCK

  The Employee shall have no interest in Common Stock covered by an option until such option has been exercised.

                         ARTICLE V--PAYROLL DEDUCTIONS

5.01. AMOUNT OF DEDUCTION

  An Employee may authorize payroll deductions in order to accumulate funds for any Offering after July 1, 1998, by written notice to the Corporation in the form provided and in the manner prescribed by the Committee. An Employee's authorization for payroll deduction shall elect deductions of at least $300, but not more than $20,000, with respect to each Offering.

5.02. EMPLOYEE'S ACCOUNT

  All payroll deductions made for an Employee shall be credited to a book account maintained for the Employee under the Plan. An Employee may not make any separate cash payment into such account. The Corporation shall not maintain any fund with respect to the Plan or credit any interest on payroll deductions.

5.03. CHANGES IN PAYROLL DEDUCTIONS

  An Employee may file a new authorization for payroll deduction with respect to each successive annual Offering. An Employee may discontinue payroll deductions under the Plan at any time, but may make no other change with respect to an Offering and, specifically, may not subsequently alter the amount of payroll deductions for that Offering.

5.04. WITHDRAWAL

  An Employee may withdraw the full amount credited to the Employee's Account at any time by giving written notice to the Corporation. The balance credited to the Employee's Account shall be paid to the Employee promptly after receipt of the notice of withdrawal, and no further deductions shall be made from the Employee's pay with respect to such Offering.

5.05. TERMINATION OF EMPLOYMENT

  Upon termination of an Employee's employment for any reason, any amount credited to the Employee's Account, or otherwise tendered under (S) 6.01 but not yet used to purchase Common Stock, shall be returned to the Employee or, in the case of death, to the Employee's executor or administrator.

                        ARTICLE VI--EXERCISE OF OPTIONS

6.01. MANNER OF EXERCISE

  Unless an Employee gives written notice to the Corporation as herein provided, the Employee's option with respect to any Offering shall be exercised automatically on the Offering Date, for the number of shares of Common Stock that may be purchased with the balance standing to the credit of the Employee's Account. Whether or not a participating Employee has an Account, the Employee may purchase shares available in any Offering by the delivery to the Corporation at its principal office of written notice thereof, in the form provided and in the manner prescribed by the Committee, accompanied by the Employee's check. The total amount tendered by an Employee by check and payroll deductions with respect to any offering shall not be less than $300 nor more than $20,000.

6.02. ISSUANCE OF STOCK

  As promptly as practicable after each Offering Date, the Corporation shall issue to each Employee the Common Stock purchased upon exercise of an option. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held in the treasury of the Corporation.

6.03. REGISTRATION OF STOCK

  Common Stock to be delivered to an Employee under the Plan shall be registered in the name of the Employee, or, if the Employee so directs by written notice to the Corporation prior to the Offering Termination Date applicable thereto, in the names of the Employee and one such other person as may be designated by the Employee, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

6.04. WITHHOLDING

  The Corporation shall have the right to withhold from an Employee's compensation amounts sufficient to satisfy all federal, state and local tax withholding requirements, and shall have the right to require the Employee to remit to the Corporation such amounts prior to the delivery of any certificates for Common Stock.

                          ARTICLE VII--ADMINISTRATION

7.01. APPOINTMENT OF COMMITTEE

  The Board shall appoint a committee to administer the Plan, which shall consist of no fewer than two members of the Board. Each member of the Committee shall be a director defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission, or any successor definition adopted by the Securities and Exchange Commission.

7.02. AUTHORITY OF COMMITTEE

  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

7.03. RULES GOVERNING COMMITTEE

  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

7.04. LIABILITY OF COMMITTEE

  No member of the Committee or the Board shall be liable for any action taken or omitted or any determination made in good faith relating to the Plan, and the Corporation shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person's own bad faith.

                          ARTICLE VIII--MISCELLANEOUS

8.01. TRANSFERABILITY

  Neither payroll deductions credited to an Employee's Account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by the laws of descent and distribution, or subject to execution, attachment or similar process. Any such attempted voluntary or involuntary disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with
(S) 5.04. Options granted to an Employee shall be exercisable only by the Employee.

8.02. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

  If the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which may be offered in the Offerings.

8.03. AMENDMENT AND TERMINATION

  The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to (S) 8.02); (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan; or (iii) increase the percentage discount from Fair Market Value under (S) 4.03. No termination, modification, or amendment of the Plan may, without the consent of an Employee, adversely affect the rights of such Employee as to Common Stock previously purchased.

8.04. EFFECTIVE DATE

  The Plan shall become effective as of July 1, 1998, subject to approval by the holders of a majority of the Common Stock present and represented at a special or annual meeting of the shareholders held within 12 months after the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective, and all Account balances under the Plan shall be distributed promptly to the contributing Employees.

8.05. NO EMPLOYMENT RIGHTS

  The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Corporation, and it shall not be deemed to interfere in any way with the Corporation's right to terminate, or otherwise modify, an Employee's employment at any time.

8.06. GOVERNING LAW

  The law of the State of Delaware shall govern all matters relating to this Plan except to the extent it is inconsistent with the Code.

                                                                Please mark
                                                              your votes as  [X]
                                                               indicated in
                                                               this example

Item 1. For the election as a Class III director of all NOMINEES, Robert A. Spass, Bradley E. Cooper and Kenneth S. Crews, each to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified:

FOR all nominees listed   WITHHOLD AUTHORITY        INSTRUCTION: To withhold
above (except as marked   to vote for all nominees  authority to vote for
to the contrary)          listed above              individual nominees, write
        [_]                     [_]                 their name(s) in the space
                                                    below:

                                                    ----------------------------

                                                          FOR   AGAINST  ABSTAIN
Item 2. To amend the 1995 Stock Option Plan to permit     [_]     [_]      [_]
        options to be issued to all full time employees.

Item 3. To approve the Employee Stock Purchase Plan.      [_]     [_]      [_]

Item 4. To ratify the appointment of KPMG Peat Marwick    [_]     [_]      [_]
        LLP as independent public accountants for the Company and its subsidiaries for 1998.

Item 5. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

I PLAN TO ATTEND THE MEETING        [_]

Please sign exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership name by authorized person.

No postage required.

Signature____________________Signature____________________Date__________________
Please mark, sign, date and promptly return this proxy card in the enclosed envelope.
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                        HIGHLANDS INSURANCE GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Highlands Insurance Group, Inc., a Delaware corporation (the "Company"), to be held at the Adam's Mark Hotel located at 2900 BriarPark Drive, Houston, Texas on Monday, May 11, 1998, at 10:00 a.m. local time (the "Meeting"), and the Proxy Statement in connection therewith and (2) appoints Charles J. Bachand and Dwayne D. Hallman, and each of them, as the undersigned's Proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournment(s) or postponement(s) thereof.

  The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them may lawfully do by virtue hereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR THE BOARD OF DIRECTORS' NOMINEES FOR CLASS III DIRECTORS, EACH TO SERVE UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; (2) FOR AN AMENDMENT TO THE 1995 STOCK OPTION PLAN TO PERMIT OPTIONS TO BE ISSUED TO ALL FULL TIME EMPLOYEES; (3) FOR APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN; (4) FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES FOR 1998; AND (5) FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.

          (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.